UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
December 31, 2014

Cabot Microelectronics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-30205	36-4324765
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

870 Commons Drive, Aurora, Illinois	60504
(Address of principal executive offices)	(Zip Code)

(630) 375-6631
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2015, Cabot Microelectronics Corporation (the "Company") announced the following executive officer appointments, which are effective January 5, 2015: (i) Yumiko Damashek, currently the Company's Vice President, Japan and Asia Operations, has been named Vice President, Operations and Quality; (ii) Richard Hui, currently the Company's Managing Director, Korea, has been appointed Vice President, Global Sales; (iii) Dr. Ananth Naman, currently the Company's Vice President, Research and Development, has been named Vice President and Chief Technology Officer; and (iv) Dr. Daniel D. Woodland, currently Global Business Director, Dielectrics, has been appointed Vice President, Marketing.

On January 5, 2015, the Company also announced that effective as of December 31, 2014, Stephen R. Smith, the Company's Vice President, Marketing, Adam F. Weisman, the Company's Executive Vice President, Business Operations, and Daniel S. Wobby, the Company's Vice President, Global Sales, have resigned as officers of the Company.  Each of Messrs. Smith, Weisman, and Wobby will perform transition responsibilities for the Company until he resigns his employment on April 1, 2015 ("Resignation Date").

In connection with the planned resignations, following the Resignation Date, and in consideration for a release of claims from each resigning employee, his agreement to perform certain transition responsibilities, and his agreement to non-competition, non-solicitation, non-disparagement and confidentiality covenants, each resigning employee will receive the following: (i) a cash severance payment equal to one year's base salary (Mr. Smith - $344,600; Mr. Weisman - $360,000; and Mr. Wobby - $335,200); (ii) a pro-rated bonus payment representing each resigning employee's target bonus opportunity percentage under the Company's Annual Incentive Program, based on six months' employment of fiscal year 2015 (Mr. Smith - $94,765; Mr. Weisman - $135,000; and Mr. Wobby - $92,180); (iii) the benefits of his Change in Control Severance Protection Agreement ("CICSPA") to the extent that a Change in Control as defined thereunder occurs within one year of the Resignation Date; and (iv) reimbursement for costs associated with certain outplacement services.

During his employment prior to the Resignation Date, each of Messrs. Smith, Weisman, and Wobby will continue to receive his current salary and benefits, and will continue to comply with the Company's policies and procedures.

The terms described above will be set forth in a General Release, Waiver and Covenant Not to Sue, which will be executed by each of Messrs. Smith, Weisman, and Wobby and the Company on the Resignation Date, and the above description is qualified by the text of such agreement.

Any unvested non-qualified stock options and restricted stock held by Messrs. Smith, Weisman, and Wobby as of the Resignation Date will be forfeited by them pursuant to the terms of the Company's 2012 Omnibus Incentive Plan and the Second Amended and Restated Cabot Microelectronics Corporation 2000 Equity Incentive Plan (the "Plans"), as amended and restated, and relevant grant and award agreements thereunder.  Any non-qualified stock options and restricted stock vested prior to the Resignation Date will remain subject to, and exercisable only per, the terms of the Plans and grant and award agreements thereunder.

On January 5, 2014, the Company issued a press release announcing certain executive appointments and transitions. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated January 5, 2015, entitled "Cabot Microelectronics Corporation Announces Executive Appointments."

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT MICROELECTRONICS CORPORATION

Date: January 5, 2015	By: /s/ William S. Johnson
William S. Johnson
Executive Vice President and Chief Financial Officer
Principal Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Title
99.1	Press Release, dated January 5, 2015, entitled "Cabot Microelectronics Corporation Announces Executive Appointments."